UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2008

Blackbaud, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 8, 2008, Blackbaud, Inc. acquired Kintera, Inc. as a wholly-owned subsidiary. The acquisition was effected through a short-form merger under Delaware law of Blackbaud’s wholly-owned subsidiary, Eucalyptus Acquisition Corporation, with and into Kintera. The merger was completed after the expiration on July 7, 2008 of Eucalyptus’ tender offer for all Kintera common stock, in which Eucalyptus acquired approximately 92.0% of Kintera common stock.

In connection with the merger, each share of Kintera common stock, other than shares already owned by Eucalyptus or in respect of which appraisal rights are validly exercised under Delaware law, was converted into the right to receive the same $1.12 per share consideration that Eucalyptus paid in the tender offer. As a result of the merger, Kintera common stock is no longer traded on Nasdaq.

A copy of the press release issued by Blackbaud on July 9, 2008 to announce the merger is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) will be filed by an amendment to this report within 71 calendar days after July 14, 2008.

(b)	Pro Forma Information

The pro forma financial information required by this Item 9.01(b) will be filed by an amendment to this report within 71 calendar days after July 14, 2008.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued by Blackbaud on July 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: July 14, 2008	/s/ Timothy V. Williams
Timothy V. Williams,
Senior Vice President and Chief Financial Officer